UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PCM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PCM, INC.

1940 E. Mariposa Avenue

El Segundo, CA 90245

Notice of Annual Meeting of Stockholders

To Be Held on July 21, 2015

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of PCM, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 1940 E. Mariposa Avenue, El Segundo, CA 90245 on Tuesday, July 21, 2015 at 10:00 a.m. local time for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1. To elect the four nominees named in the accompanying proxy statement as directors of the Company to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.  To approve an amendment to the PCM, Inc. 2012 Equity Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 5, 2015 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the annual meeting, or at the office of the Secretary of the Company, 1940 E. Mariposa Avenue, El Segundo, CA 90245, for a period of ten days prior to the annual meeting.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2014, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying proxy statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 21, 2015:

The Company’s Annual Report for the fiscal year ended December 31, 2014 and the Proxy Statement for the Annual Meeting are available on our website at investor.pcm.com/proxy.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

By Order of the Board of Directors,

/s/ Frank F. Khulusi
Frank F. Khulusi
Chairman of the Board and Chief Executive Officer

El Segundo, California

June 19, 2015

PCM, INC.

1940 E. Mariposa Avenue

El Segundo, CA 90245

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on July 21, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the Board of Directors of PCM, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at our annual meeting of stockholders to be held on Tuesday, July 21, 2015 at 10:00 a.m. local time, at our headquarters, located at 1940 E. Mariposa Avenue, El Segundo, CA 90245, and at all adjournments thereof for the purposes described in this proxy statement and in the accompanying notice of annual meeting of stockholders. IF YOU SIGN AND RETURN A PROXY CARD BUT DO NOT INDICATE SPECIFIC CHOICES AS TO YOUR VOTE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2 and 3.  This proxy statement and the notice of meeting and proxy are being mailed to stockholders on or about June 19, 2015.

The close of business on June 5, 2015 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. As of June 5, 2015, our outstanding voting securities consisted of 12,089,405 shares of common stock, par value $0.001 per share. On all matters which will come before the meeting, each stockholder is entitled to one vote for each share of common stock held on the record date.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by:

•                  delivering to our principal office a written notice of revocation;

•                  filing with us a duly executed proxy bearing a later date; or

•                  attending the meeting and voting in person.

The costs of this solicitation, including the expense of preparing and mailing proxy solicitation materials, will be borne by PCM. We will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. We may conduct further solicitation personally, telephonically or by facsimile or other electronic communication through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Voting

Record Holders.  If you are a stockholder of record, you may instruct the proxy holders how to vote your shares by (i) using the Internet voting site or the toll-free telephone number listed on the proxy card, (ii) mail by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided or (iii) attending the annual meeting and voting by ballot, as described below. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

At the commencement of the meeting, we will distribute a written ballot to any stockholder of record who attends the meeting and wishes to vote thereat in person. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

Beneficial Owners (Street Name Holders).  If a broker, trustee, nominee or similar organization holds your shares and you are a beneficial owner, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, trustee, nominee or similar organization will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting. Only that organization can sign a proxy card with respect to your shares. If you have not received a voting instruction form and voting instructions with these proxy materials from that organization, you are urged to contact the person(s) responsible for your account and give them instructions for how to complete a proxy representing your shares so that a proxy can be timely returned on your behalf. You are also invited to attend the meeting. However, because you are not a holder of record of our common stock, if you wish instead to vote your shares held in “street name” in person at the meeting, you must obtain a “legal proxy” from your broker, bank or other nominee.

Quorum and Votes Required

The presence of the holders of a majority of the shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the annual meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the meeting. A broker “non-vote” occurs when a broker, trustee, nominee or similar organization holding shares for a beneficial owner does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote on that proposal.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in respect of the approval of the election of directors (Proposal One) and the amendment to the 2012 Equity Incentive Plan (Proposal Two). Proposals One and Two are “non-routine” matters and your broker cannot vote your shares in its discretion on your behalf on any “non-routine” matters. Therefore, if you hold your shares in street name and you do not instruct your broker how to vote in these two proposals, no vote will be cast on your behalf on either of these proposals. The approval of Proposal Three is a routine proposal on which a broker or other nominee generally has discretionary authority to vote. Accordingly, no broker non-votes will likely result from Proposal Three.

The vote required for approval of each matter and the effect of abstentions and broker “non-votes” is set forth under the heading “Board Recommendation and Stockholder Vote Required” for each matter in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 5, 2015 by: (i) each of the executive officers listed in the Summary Compensation Table in this proxy statement (sometimes referred to herein as the “named executive officers”); (ii) each director; (iii) all of our current directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Percentage of ownership is based on an aggregate of 12,089,405 shares of our common stock outstanding on June 5, 2015. The table is based upon information provided by officers, directors and principal stockholders, as well as upon information contained in Schedules 13D and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is: c/o PCM, Inc., 1940 E. Mariposa Avenue, El Segundo, CA 90245.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Dimensional Fund Advisors LP(1)	865,740		7.2%
Jonathan L. Kimerling(2)	855,808		7.1
Royce & Associates, LLC (3)	768,869		6.4
Amre A. Youness(4)	622,000		5.1

Directors and Named Executive Officers:
Frank F. Khulusi	2,862,486	(5)	23.0
Robert J. Miley	—		—
Brandon H. LaVerne	173,544	(6)	1.4
Robert I. Newton	148,207	(7)	1.2
Simon M. Abuyounes	213,237	(8)	1.7
Thomas A. Maloof	99,500	(9)	*
Ronald B. Reck	74,966	(10)	*
Paul C. Heeschen	103,164	(11)	*
All current directors and executive officers as a group (8 persons)	3,675,104	(12)	28.3%

*	Less than 1%
(1)

Based on information contained in Schedule 13G/A filed on February 5, 2015 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power with respect to 843,891 shares of our common stock and sole dispositive power with respect to 865,740 shares of our common stock. According to the Schedule 13G/A, Dimensional Fund Advisors LP furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts, collectively known as the “Funds.” In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(2)

Based on information contained in Schedule 13D/A filed on July 2, 2013 by Jonathan L. Kimerling and Four Leaf Management, LLC, Jonathan L. Kimerling has sole voting and dispositive power with respect to 66,300 shares of our common stock, shared voting and dispositive power with respect to 15,000 shares of our common stock held in trust of Mr. Kimerling’s children that he may be deemed to beneficially own, and Four Leaf Management, LLC has shared voting and dispositive power with respect to 774,508 shares of our common stock. Mr. Kimerling is the sole managing member of Four Leaf Management LLC. The address for Mr. Kimerling and Four Leaf Management LLC is c/o Jonathan L. Kimerling, 2968 Cherokee Road, Birmingham, Alabama 35223.

(3)

Based on information contained in Schedule 13G filed on January 15, 2015 by Royce & Associates LLC, Royce & Associates LLC has sole voting and dispositive power with respect to 768,869 shares of our common stock. The address for Royce & Associates LLC is 745 Fifth Avenue, New York, NY, 10151.

(4)	The address for Mr. Youness is 310 North Lake Avenue, Pasadena, California 91101.
(5)

Consists of 2,526,186 shares held by the Khulusi Family Revocable Trust dated November 3, 1993 and 336,300 shares underlying options which are presently vested or will vest within 60 days of June 5, 2015.

(6)	Includes 169,900 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.

(7)	Includes 129,200 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.
(8)	Includes 158,800 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.
(9)	Includes 30,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.
(10)	Includes 30,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.
(11)	Includes 30,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.
(12)	This figure includes an aggregate of 883,900 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 5, 2015.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of four directors. At the annual meeting, four directors are to be elected to hold office until our next annual meeting of stockholders or until his successor is elected and qualified.

Our Board seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our business, particularly the industries, end-markets and growth segments that our company serves. Each of our directors holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, executive compensation, human resources and leadership development. A majority of our non-employee directors has experience serving on boards of directors and board committees of other public companies, and each of our directors has an understanding of corporate governance practices and trends. The Board also believes that each of our directors has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, diversity of experience, qualifications, skills and backgrounds, and the ability and commitment to devote significant time and energy to service on the Board and its committees. In addition to the above, our Board of Directors has also considered the specific experience described in the biographical details that follow in determining that such individuals should serve as a member of our Board of Directors.

Set forth below are the name, age and the positions and offices held for each of our directors as of June 19, 2015, his principal occupation, business experience and public company board service during the past five years, and the experience, qualifications, attributes or skills that qualify such person to serve as a director of our company. All of the persons listed below are now serving as members of our Board of Directors and have consented to serve as directors, if elected. The Board of Directors proposes for election the nominees listed below.

Name	Age	Position	Director Since
Frank F. Khulusi	48	Chairman of the Board and Chief Executive Officer	1987
Thomas A. Maloof(2)(3)	63	Director	1998
Ronald B. Reck(1)(2)(3)	66	Director	1999
Paul C. Heeschen(1)(2)(3)	58	Director	2006

(1)         Member of our Compensation Committee.

(2)         Member of our Audit Committee.

(3)         Member of our Nominating and Corporate Governance Committee.

Biographical Information

Frank F. Khulusi is one of our co-founders and has served as our Chairman of the Board and Chief Executive Officer since our inception in 1987 and as our President from our inception in 1987 to July 1999 and again from March 2001 to March 2012. Mr. Khulusi attended the University of Southern California. Mr. Khulusi’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the IT direct marketing and solutions industries, over 20 years of experience in leadership and growth of our company, extensive operations and financial experience, and experience with public company corporate governance.

Thomas A. Maloof has served as one of our directors since May 1998. He served as Chief Financial Officer of Hospitality Marketing Concepts from January 2001 to August 2005, and has been an independent consultant since August 2005. Mr. Maloof served as President of Perinatal Practice Management, Inc. from February 1998 to November 2000. From August 2004 through April 2005, Mr. Maloof served on the board of directors of our former subsidiary, eCOST.com, Inc. (Nasdaq: ECST). Mr. Maloof served as a director for Farmer Brothers Coffee (Nasdaq: FARM) from 2003 to 2011 and The Ensign Group (Nasdaq: ENSG) from 2000 to 2013. Mr. Maloof’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the IT direct marketing and solutions industries; experience having served on the board of directors of Farmer Brothers and The Ensign Group (including service on the audit committees of both entities); public accounting and auditing experience; and public company corporate governance, finance and financial reporting experience.

Ronald B. Reck has served as one of our directors since April 1999. Mr. Reck was employed by Applebee’s International from 1987 to 1997, serving most recently as Executive Vice President and Chief Administrative Officer. Since 1998, Mr. Reck has served as President and Chief Executive Officer of Joron Properties, LLC, a real estate company until December 31, 2014. Mr. Reck’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the IT direct marketing and solutions industries; extensive experience as a private investor; senior leadership roles with operations experience in complex public and private companies; and public company corporate governance and financial reporting experience.

Paul C. Heeschen has served as one of our directors since February 2006. Mr. Heeschen has served as a member of the board of directors of New Home Co Inc. (NYSE: NWHM) since February 2014. Mr. Heeschen served from January 1996 to May 2010 as a member of the board of directors of Diedrich Coffee, Inc., which was acquired by a subsidiary of Green Mountain Coffee Roasters, Inc. in May 2010. Mr. Heeschen served as Diedrich’s Chairman from February 2001 and as its Executive Chairman from February 2010 to May 2010. Since 1995, Mr. Heeschen also has been a principal of Heeschen & Associates, a private investment firm. Mr. Heeschen’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the IT direct marketing and solutions industries; extensive experience as a private investor; senior leadership roles with operations experience in complex public and private companies; and public company corporate governance, finance and financial reporting experience.

Board Recommendation and Stockholder Vote Required

A stockholder submitting a proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the meeting, has no direct effect on the vote because such shares are not counted for or against any nominee. In addition, although broker “non-votes” will be counted for purposes of attaining a quorum, they will similarly have no direct effect on the vote. Should any nominee become unwilling or unable to serve if elected, the proxy agents named in the proxy will exercise their voting power in favor of such other person as our Board of Directors may recommend. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.  The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2014, the Board of Directors held five meetings. Each director attended 100% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

Audit Committee

We have an Audit Committee established in accordance with applicable requirements of the Securities Exchange Act of 1934, as amended, currently consisting of Thomas A. Maloof, Paul C. Heeschen and Ronald B. Reck. The Audit Committee is appointed by the Board of Directors, which has adopted a charter directing the Audit Committee to oversee our accounting and financial reporting processes and the audits of our financial statements. A copy of the Audit Committee Charter is posted in the “Investor Relations” section of our website at www.pcm.com. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm (including resolution of disagreements between management and the independent registered accounting firm regarding financial reporting). The Audit Committee held four meetings during the last fiscal year. The Board of Directors has determined that each current member of the Audit Committee meets the requirements of the applicable Securities and Exchange Commission rules, including Rule 10A-3(b) under the Exchange Act, is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards, and that Mr. Maloof and Mr. Heeschen qualify as Audit Committee financial experts as defined by Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is appointed by the Board of Directors, which has adopted a charter directing the Compensation Committee to assist the board in discharging its responsibilities relating to compensation of our directors and executive officers. A copy of the Compensation Committee Charter is posted in the “Investor Relations” section of our website at www.pcm.com. Ronald B. Reck and Paul C. Heeschen served as members of our Compensation Committee during the last fiscal year. All members of our Compensation Committee are independent as defined by Rule 5605(a)(2) of the Nasdaq listing standards. The Compensation Committee held six meetings during the last fiscal year. The Compensation Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers our stock incentive plans and, within the terms of the respective stock incentive plan, determines the terms and conditions of issuances thereunder.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was formed in March 2011. Prior to its formation, as permitted by the Nasdaq listing standards, the nominating function was carried out by the independent members of our Board of Directors. The Nominating and Corporate Governance Committee is appointed by the Board of Directors, and a copy of the committee’s charter is posted in the “Investor Relations” section of our website at www.pcm.com. The members of the Nominating and Corporate Governance Committee are Thomas A. Maloof, Paul C. Heeschen and Ronald B. Reck, all of whom are independent directors as defined by Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee held one during the last fiscal year. The Nominating and Corporate Governance Committee identifies and recommends prospective director candidates for election at each annual meeting and nominees to fill any board vacancies. The committee reviews with the Board, on an annual basis or more frequently as needed, our corporate governance guidelines and the Board’s committee structure and membership. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and may engage third-party search firms to source potential candidates and coordinate the logistics of each search. The committee also has the power to engage outside advisors and counsel to assist the committee.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of Corporate Governance Guidelines which address the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Guidelines and recommending any changes to the Board. Our Corporate Governance Guidelines are posted in the “Investor Relations” section of our website at www.pcm.com.

Director Nominations

The Nominating and Corporate Governance Committee has adopted a policy which sets forth the procedures for identifying and evaluating candidates for the Board of Directors. The policy is included as an exhibit to the Nominating and Corporate Governance Committee Charter, which is posted in the “Investor Relations” section of our website at www.pcm.com. The policy provides that the committee will consider candidates that may be recommended for consideration by our stockholders, provided the information regarding director candidates recommended by our stockholders is submitted in compliance with the policy and other information reasonably requested by us within the timeframe prescribed in Rule 14a-8 of Regulation 14A under the Exchange Act and other applicable rules and regulations, including our bylaws. Such director candidate recommendation materials are required to be sent to our Corporate Secretary by writing c/o Corporate Secretary, PCM, Inc., 1940 E. Mariposa Avenue, El Segundo, CA 90245. There are no specific minimum qualifications that the committee requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us. The committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors.

The committee considers director candidates that are suggested by members of the Board of Directors, as well as by management and stockholders. The committee may also retain a third-party executive search firm to identify candidates. The process by which the committee identifies and evaluates nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board of Directors an analysis with regard to particular recommended candidates. During the search process, the committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals. In addition, although we do not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the committee will consider diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity and age), skills and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates, so that the Board, as a whole, will possess what the Board believes are the appropriate skills, talent, expertise and backgrounds necessary to oversee our company’s business.

Director Independence

Nasdaq listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. After review of all of the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that each of Mr. Maloof, Mr. Heeschen and Mr. Reck is “independent” within the meaning of the applicable Nasdaq listing standards.

Each member of our Board of Directors serving on our Audit, Compensation and Nominating and Corporate Governance committees is “independent” within the meaning of the applicable Nasdaq listing standards.

Board Leadership Structure

The Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board has determined that the role of Chairman of the Board (held by Mr. Khulusi) need not be separated from the role of Chief Executive Officer at this time because it believes that this currently provides the most efficient and effective leadership model for our company. The Board believes that combining the Chairman and Chief Executive Officer positions is the most effective leadership structure for our company given the size of our Board and Mr. Khulusi’s role in founding our company, his extensive knowledge of our business and industry, his ability to formulate and implement strategic initiatives and his extensive contact with and knowledge of our vendors and customers. As Chief Executive Officer, Mr. Khulusi is intimately involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the Board. The Board has not appointed a lead independent director. Currently, the Board consists of four directors, three of whom are independent, namely Messrs. Maloof, Heeschen and Reck. Due to the size of the Board, all of the independent directors are able to closely monitor the activities of our company and meet regularly in executive sessions without management to discuss the development and strategy of our company. These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board of Directors may reevaluate the need for a lead independent director.

Board of Directors’ Role in Risk Oversight

The Board as a whole has ultimate responsibility for our company’s risk oversight function. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Financial risks are overseen by the Audit Committee, which meets with management to review our company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee. Members of our senior management team regularly report to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or its committees.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, including any amendments to, or waivers from such code, is posted in the “Investor Relations” section of our website at www.pcm.com. We will provide a copy of our Code of Business Conduct and Ethics to any person, without charge, upon receipt of a written request directed to our Corporate Secretary at our principal executive offices.

Director Compensation (2014)

The following table provides information regarding the compensation earned for services performed for us as a director by each member of our board of directors, other than directors who are also named executive officers, during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Thomas A. Maloof (3)	$66,250	$60,300	$126,550
Ronald B. Reck (3)	61,875	60,300	122,175
Paul C. Heeschen (3)	54,375	60,300	114,675

(1)

Represents the aggregate grant date fair value of stock awards, valued in accordance with ASC 718, awarded to each of the directors during the 2014 fiscal year. For a detailed discussion of the assumptions made in the valuation of stock awards, please see Notes 2 and 3 of our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	In 2014, each of our non-employee directors was awarded 6,000 RSUs, which vest annually over a two year period.
(3)

In 2014, there were no grants of stock option awards to any our non-employee directors. Each of our non-employee directors had the following aggregate number of option awards outstanding and vested as of December 31, 2014: Mr. Maloof —60,000, Mr. Reck — 40,000 and Mr. Heeschen — 50,000; and the following aggregate number of unvested RSUs as of December 31, 2014: Mr. Maloof —9,000, Mr. Reck — 9,000 and Mr. Heeschen — 9,000.

Each of our non-employee members of the Board receives an annual Board retainer of $50,000, plus an annual retainer of $5,000 for service on each committee of the Board on which he or she serves. The chairperson of each of our Audit and Compensation Committees will also receive an additional annual retainer of $15,000 and $7,500, respectively. Directors who are employed by us or any of our affiliates are not paid any additional compensation for their service on our board of directors. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with attending board or committee meetings. We have entered into indemnification agreements with each of our directors, a form of which has been filed as an exhibit to our periodic reports filed with the Securities and Exchange Commission.

Our directors are also eligible to participate in our equity incentive plans, which are administered by our Compensation Committee under authority delegated by our board of directors. The terms and conditions of option and stock bonus grants to our non-employee directors under our equity incentive plans are and will be determined in the discretion of our Compensation Committee, consistent with the terms of the applicable plan.

On May 20, 2014, our Compensation Committee approved and granted, under our 2012 Equity Incentive Plan, 6,000 RSUs to each of our non-employee members of the Board for a total award of 18,000 RSUs. The RSUs each vest annually in equal amounts over a two year period from the date of grant. We valued the RSUs at fair value in accordance with ASC 718 as of the grant date. See footnotes 1 and 2 in the table above for more information.

Annual Meeting Attendance

We have a adopted a policy for attendance by the Board of Directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings, either in person, by telephone or by other similar means of live communication (including video conference or webcast). All four of our directors attended our 2014 Annual Meeting of Stockholders.

Communications with Directors

Stockholders may communicate with the Board of Directors or one or more individual members of the Board of Directors by writing c/o Corporate Secretary, PCM, Inc., 1940 E. Mariposa Avenue, El Segundo, CA 90245. Communications received from stockholders are forwarded directly to the Board of Directors, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has authorized the Corporate Secretary, in his discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board of Directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Corporate Secretary pursuant to the policy will be made available to any non-management director upon request.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Principles

The Compensation Committee of our Board of Directors establishes our executive compensation philosophy and principles and oversees our executive compensation programs. The following are the primary principles of our executive compensation programs, which together constitute our executive compensation philosophy:

•        link executive compensation to the creation of stockholder value;

•        reward contributions of executive officers that enhance our specific business goals; and

•        attract, retain and motivate high quality individuals.

Our executive compensation programs have been designed and adopted by the Compensation Committee in an effort to implement the above principles. The key elements of our executive compensation program include base salary, quarterly and annual cash incentives, stock incentive awards, health and welfare benefits, and other perquisites. The discussion below describes each of the key elements of our executive compensation for the fiscal year ended December 31, 2014.

Executive Compensation Process

In establishing compensation, our Compensation Committee, among other things:

•        reviews the performance of our executive officers and each of the components of their compensation;

•        evaluates the effectiveness of our overall executive compensation program on a periodic basis; and

•        administers our stock and cash incentive plans and, within the terms of these plans, determines the terms and conditions of the awards under these plans.

Our annual process of determining overall compensation for named executive officers (other than our Chief Executive Officer) begins with recommendations made by our Chief Executive Officer to our Compensation Committee. In making his recommendation, our Chief Executive Officer considers a number of factors, including the functional role of the position, the level of the individual’s responsibility, the individual’s long-term commitment to our company, the demand and scarcity of individuals with similar skills, knowledge and industry expertise, the seniority of the individual and our Chief Executive Officer’s understandings and beliefs of retention and motivational requirements for each such executive. After considering the input and recommendations of our Chief Executive Officer and any input of an independent compensation consultant that may from time to time be engaged by the Committee, our Compensation Committee makes the final determination of compensation for our named executive officers.

In addition, our Compensation Committee annually reviews and approves our corporate goals and objectives relative to our Chief Executive Officer’s compensation, evaluates his compensation in light of such goals and objectives, as well as the input of any independent compensation consultant, and sets the Chief Executive Officer’s compensation based on this evaluation. While our Chief Executive Officer submits recommendations to the Compensation Committee regarding his own proposed compensation levels, the Committee retains the sole authority to determine the compensation of our Chief Executive Officer based on its evaluation of the factors described below under “Total Compensation for Executive Officers.”

Our Compensation Committee uses its judgment and experience and works closely with our named executive officers to determine the appropriate mix of compensation for each individual. Our Compensation Committee historically has not used tally sheets, internal pay equity studies, accumulated wealth analyses, equity retention policies, benchmarking or similar tools in assisting with compensation determinations for our named executive officers. The Committee uses its judgment and discretion in determining the amount of base salary for executive officers and does not target a particular benchmark in relation to salary ranges at other companies. Instead, base salary is used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers, taking into account competitive market compensation paid by other companies for similar positions. The Compensation Committee believes that long-term performance is achieved through the use of stock-based awards and has historically awarded stock options and restricted stock units (RSUs) to our named executive officers.

In April 2013, the Compensation Committee engaged Towers Watson, a nationally recognized compensation consulting firm, to advise the Committee on our director and executive compensation programs and to conduct an independent competitive assessment of our director and executive officer compensation in an effort to ensure that such compensation levels and practices satisfy our compensation philosophies and principles and are established in part based upon consideration of objective market compensation data.  The object of Towers Watson’s 2013 engagement was to ensure that our compensation levels and practices were designed to support long-term growth and success, reflect best practices and address the needs of our company, employees and stockholders, and to update prior assessments using more recent market data. In connection with its engagement by the Committee, Towers Watson was instructed to perform the following assignments:

•        provide an assessment of our total direct compensation (base salary, short-term incentive and long-term incentive) for executive level positions;

•        provide advice on competitive compensation practices and executive compensation issues and trends and on establishing an appropriate peer group for comparison;

•        provide independent recommendations to the Committee on Chief Executive Officer and other executive officer and director compensation; and

•        provide a review and assessment of the Company’s overall compensation programs design for directors and executive officers, including short-term and long-term incentive practices.

Towers Watson presented its recommendations with respect to our Chief Executive Officer directly to the Compensation Committee, without the participation of the Chief Executive Officer. The other recommendations of Towers Watson were provided to the Compensation Committee and our Chief Executive Officer with input from our human resources personnel, who worked directly with Towers Watson on the assignment. The report was discussed by the Committee at scheduled meetings of the Committee during the second and third quarters of 2013. The report, together with input to the Committee from our Chief Executive Officer regarding incentive and retention of our other executive officers and directors, was considered by the Committee in establishing each of the components of executive and director compensation for fiscal year 2013 and again for fiscal year 2014.

Total Compensation of Executive Officers

Our executive compensation programs consist primarily of (i) base salary, (ii) short-term incentive compensation in the form of quarterly or annual cash bonuses and (iii) long-term incentive compensation in the form of stock options and RSUs. We also provide our executive officers with other benefits, including certain perquisites and severance and change of control agreements discussed in more detail below. Each of these components of executive compensation has been provided to satisfy our compensation philosophy and principles after review of market executive compensation data provided by an independent compensation consultant engaged by the Compensation Committee and, for executives other than the Chief Executive Officer, based in part on qualitative input and recommendations made to the Compensation Committee by our Chief Executive Officer. For the 2014 fiscal year, each of our executive officers received cash compensation in the form of an annual base salary and cash bonuses or incentive compensation, and each also received long-term incentive compensation in the form of stock option and RSU awards. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation other than its determination that the total compensation and each component of compensation provided to each executive officer in 2014 was within the range of total compensation and the range of each component of compensation paid to similarly situated executive officers in the peer group as provided in the 2013 Towers Watson report.

In determining the compensation for our Chief Executive Officer, in addition to the applicable factors set forth below, the Compensation Committee also took into consideration the record of his leadership and vision since our company’s inception in 1987; his close identification with us by our employees and vendors, the financial community and the general public; and the recognition by the Compensation Committee and others in our industry of the importance of his leadership to our continued success.

Please refer to the tables under the section entitled “Executive Compensation” below for a detailed presentation of the specific compensation earned by each of our named executive officers in the 2014 fiscal year.

In assessing the competitiveness of our executive compensation, our Compensation Committee reviewed, together with other market compensation data, the report from Towers Watson, which developed comparable market compensation data using 2012 proprietary market databases and surveys, and public proxy data reported for the year ended December 31, 2012, for direct competitors as well as selected retail and technology industry peers. The peer group included the following direct competitors and other peers in the retail and technology industries:

Direct Peers:  CDW Corp., ePlus, Inc., Insight Enterprises, Inc., PC Connection, Inc. and Systemax, Inc.

Other Peers:  Black Box Corp., CACI International, Inc., CIBER, Inc., Computer Task Group, Inc., Netgear, Inc., Polycom, Inc., RCM Technologies, Inc., ScanSource, Inc., TESSCO Technologies, Inc., and Unisys Corporation.

We include our direct competitors and other retail and technology companies because we compete with them for business, as well as talent. We include leading national technology companies because they have a large influence on industry compensation practices. The retail and technology peer companies were included based on the advice of Towers Watson. Survey data used in the report were collected from Towers Watson’s 2012 Compensation Data Bank for Retail/Wholesale Industry Executives for companies with revenues under $3 billion. Survey data from the Towers Watson report was updated to June 2013 using a three percent annual aging factor. These surveys were organized by job title and scope of responsibility for each of our named executive officers. Survey data and publicly available proxy statements, Form 4s and 8-K filings were combined to develop market competitive pay rates.

The Compensation Committee used the above described reports provided by Towers Watson, together with other market compensation data and compensation data from a licensed third party compensation database for companies in the retail/wholesale industry located in the Los Angeles Metro geography with annual revenues of $1 billion to $3 billion and updated compensation data gathered by our internal personnel from publicly available proxy data for the peer group. This data was used by the Compensation Committee to confirm that the total compensation and each component of compensation provided to our named executive officers was within the range of total compensation and each component of compensation paid to similarly situated officers in the peer group. While the Compensation Committee utilized this peer group and other data (including the base salary survey data discussed below under “Base Salaries”) as a general guideline, it did not specifically benchmark total compensation or any compensation component against the companies included in the survey data.

In setting the total compensation levels and each component of our executive compensation program for 2014, the Compensation Committee reviewed and considered the comparative peer group data as described above, as well as the qualitative input from the Chief Executive Officer regarding retention and incentive requirements (for executive officers other than the Chief Executive Officer). The Committee determined that the total compensation and each component of compensation to be provided to each executive officer in 2014 was within the range of total compensation and the range of each component of compensation paid to similarly situated executive officers in the reviewed data. However, the Compensation Committee did not establish any specific peer group comparative percentile targets or relative percentages of total compensation that any component of compensation should represent for any of our executives. While no specific benchmark was used in establishing the compensation programs for any of our executive officers, our Chief Executive Officer’s total cash compensation (consisting of base salary plus the target cash incentive opportunity) was below the 25th percentile of the peer group utilized in the Towers Watson report and his equity compensation was below the 10th percentile of such peer group (before giving effect to the voluntary reduction in Mr. Khulusi’s annual base salary rate described below).

Base Salaries

The base salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the operational area(s) for which he or she is responsible. In keeping with our compensation philosophy to attract and retain high quality individuals, executive officer base salaries have been set at levels which the Compensation Committee believes are competitive with base salaries paid to executive officers of the peer companies described above and with the Los Angeles market for executives of publicly traded companies having approximately similar revenues and number of employees to those of PCM. The Committee used market survey data for general background purposes to determine whether our executive compensation levels were substantially higher or lower than those of companies within the geographic market in which we compete for qualified executives. However, as described above, the Compensation Committee does not specifically benchmark base salaries of our executive officers against those of the companies included in the market data reviewed by the Committee. For executive officers other than our Chief Executive Officer, base salaries also were established in part after consideration of qualitative input from our Chief Executive Officer about retention and incentive considerations after his discussions with individual executive officers.

The base salaries of our executive officers are reviewed annually and adjusted from time to time from the original amounts provided in employment agreements to recognize individual performance, promotions, competitive compensation levels, retention and incentive considerations and other qualitative factors. In addition to adjustments made for competitive, retention and incentive reasons, the Committee has periodically adjusted executive officer base salaries based on its assessment of each executive’s performance and history with us and our overall budgetary considerations for salary increases. Based in part on the reports provided to the Committee by the independent compensation consulting firm and other data reviewed by the Committee, the base salaries for Messrs. LaVerne, Newton and Abuyounes were increased effective as of May 20, 2013 and were unchanged for 2014. Mr. Miley’s annual base salary rate of $400,000 was established by the Committee in connection with his hiring and negotiation of his December 2014 employment agreement. In December 2014, in connection with the hiring of a new President, Mr. Khulusi’s base salary was reduced at his request from $833,000 to $583,000 to partially offset the cost of adding the separate President position.

Short-Term Incentive Compensation

In March 2014 our Compensation Committee adopted our 2014 Executive Incentive Plan (the “Plan”) effective for the 2014 fiscal year. The Plan was intended to reward and motivate our executives with short-term cash incentives and to align the interests of management with our stated objectives to focus on our sales and profitability and increase shareholder value. Each of our named executive officers was eligible to participate in the Plan.

The Plan was designed to provide cash incentive opportunities based upon two performance objectives, weighted differently for each executive eligible to participate in the Plan: (1) attainment of a target consolidated annual EBITDA (the “Consolidated Target”), and (2) attainment of individual qualitative targets (the “Qualitative Target”). EBITDA was defined under the Plan as earnings before interest, taxes, depreciation and amortization and adjusted for non-recurring special charges, if any, to be excluded from the calculation of EBITDA in the discretion of the Committee, including but not limited to non-cash adjustments such as goodwill and intangible asset adjustments, material unforeseen litigation and restructuring and related costs. Such adjustments are consistent with our executive incentive plan in the prior year and the items excluded from the 2014 EBITDA calculations are described in more detail below.

The Plan provided for individual target amounts for each participant based on the Company’s achievement at 100% of the annual Consolidated Target for the 2014 calendar year. The Plan also had a minimum annual EBITDA for any quantitative cash incentive to be paid under the Plan and contained incentive decelerators based on performance below the respective quantitative performance targets, with an annual minimum threshold set at 87% of target. Quantitative incentive amounts would be paid at 71% of the incentive target if the Company’s performance equaled the minimum target threshold for payment of the quantitative cash incentive amounts. If the Company’s performance fell below the threshold, no quantitative cash incentives would have been earned.

The Plan also contained accelerators under which the cash incentive amounts could exceed the target incentive amounts, with the maximum cash incentive amount equal to 200% of target incentive amounts, to be paid if the Company’s performance equaled or exceeded 125% of the respective performance target. The Plan further generally allowed for 50% of the annual cash incentive targets to be paid in non-recoverable quarterly increments based on quarterly performance targets that made up components of the respective annual performance targets.

Under the 2014 Plan, Messrs. LaVerne, Newton and Abuyounes each had certain individual qualitative targets that were tailored for their respective responsibilities to the Company based on recommendations made by our Chief Executive Officer and approved by the Committee and were paid quarterly or annually in the discretion of the Committee.

The total cash incentive opportunity for the participating executive officers equaled 62% of annual base salary for Mr. Khulusi (or 89% of his reduced base salary in effect from December 2014), 50% of annual base salary for Mr. Miley on a prorated basis beginning in December 2014 upon commencement of his employment, and 40% of base salary for each of Messrs. LaVerne, Newton and Abuyounes. The schedule below indicates the mix of performance objectives for each of our named executive officers:

Name	Consolidated Target	Qualitative Target
Frank F. Khulusi	100%	—
Robert J. Miley	100	—
Brandon H. LaVerne	67	33%
Robert I. Newton	—	100
Simon M. Abuyounes	67	33

All amounts funded under the Plan were subject to increase or reduction for each named executive officer at the sole discretion of the Committee based upon qualitative or quantitative factors which the Committee may deem appropriate from time to time. In addition to participation in the Plan, all of our executive officers were eligible for additional discretionary bonuses as could be determined by the Committee. No cash incentive was earned until it was paid under any of these plans. Therefore, in the event the employment of an executive eligible under these plans terminated (either by the Company or by the eligible executive, whether voluntarily or involuntarily) before a cash incentive was paid, the executive was not deemed to have earned that incentive and it was not paid.

Under the 2014 Plan, the Company achieved 77% of the Annual Consolidated Target, as adjusted, resulting in payouts to each of the participating executives in the amounts shown in the tables below for the quantitative portion of their respective cash incentive opportunity under the plan. The Compensation Committee calculated the 2014 Annual Consolidated Target utilizing EBITDA from continuing operations. Additionally, based on the recommendation of our Chief Executive Officer, the Compensation Committee awarded each of Messrs. LaVerne, Newton and Abuyounes 100% of the qualitative portion of their respective incentive opportunity under the Plan. The following table illustrates the calculation of the EBITDA, as adjusted, applicable for the 2014 Plan (in thousands):

Consolidated
2014 Operating Profit, as reported	$15,705
Depreciation & Amortization	10,647
2014 EBITDA	26,352
Adjustments	—
2014 EBITDA, as adjusted	$26,352

2014 Performance Target	$34,000
Achievement Percentage	77%
Payout Percentage(1)	21%

(1)   The Payout Percentage equals the actual amount paid to the executive as a percentage of his respective quantitative target under the Plan. While the annual minimum threshold was not met, the Payout Percentage reflects the net effect of the quarterly and annual application of the accelerators and decelerators described above and non-recoverable payouts based on meeting quarterly incremental targets.

The following table shows the 100% payout targets for each component of the 2014 Plan for each of our named executive officers participating in the plan, together with the actual cash incentive amounts awarded for such periods under the plan:

Name	Consolidated Incentive at Target	Consolidated Incentive Achieved	Qualitative Incentive at Target	Qualitative Incentive Achieved
Frank F. Khulusi	$516,460	$107,811	$—	$—
Robert J. Miley(1)	—	—	16,667	16,667
Brandon H. LaVerne	92,816	19,375	45,716	45,716
Robert I. Newton	—	—	137,160	137,160
Simon M. Abuyounes	89,345	18,651	44,006	44,006

(1)     Mr. Miley was paid a prorated 1/12 of his annual bonus based on the Committee’s exercise of discretion based on qualitative performance factors as permitted by the Plan.

The aggregate cash incentives earned by each of our named executive officers for 2014 were as follows:

Name	Aggregate Incentive Target	Aggregate Incentive Achieved	% of Incentive Achieved
Frank F. Khulusi	$516,460	$107,811	21%
Robert J. Miley	16,667	16,667	100
Brandon H. LaVerne	138,532	65,091	47
Robert I. Newton	137,160	137,160	100
Simon M. Abuyounes	133,350	62,656	47

Long-Term Incentive Compensation

Our long-term incentive compensation has historically consisted of stock option or RSU grants, which have been awarded under our equity incentive plans and administered by the Compensation Committee. We have made periodic grants of stock options and RSUs to executives for the purpose of aligning their long-term motivations with the interests of our stockholders and in consideration of the fact that we offer no other significant long-term, deferred or retirement compensation to our executive officers.

The Compensation Committee is not tied to any particular process or formula to determine the size of the long-term incentive awards granted to our named executive officers. Consequently, the Committee uses its discretion to grant equity awards and may consider the various factors discussed below. In fiscal 2014, to determine the size of the equity awards for our named executive officers, the Committee first reviewed our Chief Executive Officer’s recommendations for options and RSUs to be granted during fiscal 2014 to our executive officers other than the Chief Executive Officer. In each case, the Committee then made determinations of the specific amounts and terms of stock options and RSUs to be granted to each executive officer, including our Chief Executive Officer, based on its subjective consideration of the recommendations of the Chief Executive Officer, historical grant information, the Committee’s views of comparative compensation data provided to the Committee by Towers Watson in its May 2013 report and other market compensation data, retention and motivational factors, corporate performance, individual performance, the executive’s level of responsibility, the potential impact that the executive could have on our operations and financial condition and the market price of our common stock.

Stock options and RSUs have historically generally been granted to our executive officers based on a subjective and market-based evaluation by the Compensation Committee (based in part upon recommendations from our Chief Executive Officer with respect to executive officers other than the Chief Executive Officer) of a recipient’s contributions and continuing value to us and the performance of his or her respective operational areas of responsibility. Compensation previously realized by our executive officers from the exercise of vested options or the vesting of RSUs historically has not been considered by our Compensation Committee when giving new equity awards but may be considered when making future grants.

In determining what long-term incentive programs to offer our executive officers, the Compensation Committee considers the impact of ASC 718 (formerly SFAS 123R “Share-Based Payment”) which requires us to expense the compensation costs related to stock option awards and RSUs ratably over their vesting periods.

From time to time, our Compensation Committee evaluates the structure of our long-term incentive programs and may make modifications to these programs to reflect our changing needs and our need to attract, retain and motivate our executive officers. These changes may be based, in part, on market conditions and the compensation programs of our competitors. As new long-term incentive instruments are developed and the tax and accounting treatment of various instruments are subject to change over time, management and the Compensation Committee regularly review our compensation programs to determine whether these programs are accomplishing our goals in a cost-effective manner.

The final compensation report of Towers Watson provided to the Compensation Committee in May 2013 included long-term, non-cash incentive compensation market competitive data and analysis which was reviewed and considered by the Committee in determining the 2014 stock option and RSU grants to executives. This data and analysis contemplated the annualized expected value of equity award grants ultimately provided to our executive officers relative to long-term, non-cash incentive compensation provided to peer group executives. The value of each grant also was analyzed for its effect on total compensation, representing the long-term, non-cash component of our executive compensation. The Committee determined that the level of each grant in 2014 to each of our executive officers was within the range of annual long-term, non-cash incentive compensation relative to the considered peer groups for each executive officer and further determined that the level of each grant in 2014 to each executive officer when considered together with the total cash compensation for 2014 placed the level of 2014 total compensation for each executive officer within the market range. Mr. Miley’s initial award of RSUs in December 2014 was approved by the Committee in connection with the negotiation of his employment agreement and after consideration of the above data.

Timing, Pricing and Terms of Share-Based Awards

We have generally considered share-based awards to our executive officers at regularly scheduled meetings of the Compensation Committee. Formal approval of share-based awards is obtained on the date of grant. We do not have, and do not intend to have, any program, plan or practice to time share-based awards in coordination with the release of material non-public information. We also do not have, and do not intend to have, any program, plan or practice to time the release of material non-public information for the purpose of affecting the value to executive compensation. The exercise price for stock options we have granted equals the closing price of our common stock on the grant date. We have granted fixed-price stock options that generally vest in equal quarterly installments usually over a three to five year period. Our share-based award grants have not historically contained performance vesting features.

Because the value of share-based awards increase only if the price of our common stock increases after grant, the time vesting feature of our share-based awards has been intended as an important feature of each grant designed to motivate our executive officers to enhance our stockholders’ value over a long-term period.

Employment Agreements and Severance and Change-in-Control Arrangements

In January 1995, prior to our initial public offering, we entered into an employment agreement with Frank F. Khulusi, our Chairman, President and Chief Executive Officer. Mr. Khulusi’s employment agreement, which was amended in December 2005 and in December 2008, provides for one-year extensions unless it is terminated by us or Mr. Khulusi. Mr. Khulusi’s annual salary pursuant to his employment agreement has been increased or decreased periodically and was $833,000 before he voluntarily reduced his annual salary by $250,000 to $583,000 in December 2014. Mr. Khulusi is eligible to participate in our employee benefit plans that are generally available to similarly situated employees.

Mr. Khulusi’s employment agreement provides that he is entitled to certain severance benefits in the event of a change of control or if his employment is terminated by us without cause or by Mr. Khulusi for good reason as follows:

•        If Mr. Khulusi’s employment is terminated by the Company without cause (which may occur at any time upon 90 days’ advance written notice to Mr. Khulusi), the Company will pay him his salary through the end of the notice period and, in addition, a lump sum amount equal to two times the total salary and bonus compensation paid to him for the twelve months immediately preceding the notice of termination, in each case subject to the December 2008 amendment of Mr. Khulusi’s employment agreement which amended the agreement to clarify that the agreement is intended to comply with Section 409A of the United States Internal Revenue Code and related regulations in all instances and that any payments which would cause non-compliance will be delayed in a manner necessary for compliance;

•        If Mr. Khulusi’s employment is terminated by him for good reason (which may occur upon 30 days’ advance written notice to the Company), including as a result of the Company notifying him of its decision to not renew the employment agreement for an additional period as described above, the Company will pay him a lump sum upon such termination equal to two times the total salary and bonus compensation paid to him for the twelve months immediately preceding the notice of termination; and

•        In the event of a change of control of the Company, upon consummation of the change of control, Mr. Khulusi’s employment agreement will terminate and he will receive a lump sum payment equal to two times the total salary (which for this purpose, Mr. Khulusi’s base salary is deemed to be $833,000 as provided in his employment agreement, as amended) and short-term cash incentive compensation paid to him for the twelve months immediately preceding the change of control.

If the severance payment payable under his employment agreement in the event of a change of control, either alone or together with other payments he has the right to receive from us, would not be deductible (in whole or in part) by the Company as a result of the payment constituting a “parachute payment” under Section 280G of the Internal Revenue Code, the severance payment under the employment agreement will be reduced to the maximum deductible amount under the Code.

For the purposes of Mr. Khulusi’s employment agreement, a “change of control” of the Company will be deemed to have occurred if:

•        there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any reverse merger in which the Company is the continuing or surviving corporation but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger, or (iii) any sale, lease, exchange or other transfer (in one or more related transactions) of all, or substantially all, of the assets of the Company;

•        our stockholders approve a plan or proposal for the liquidation or dissolution of us;

•        any person other than Mr. Khulusi or certain of his relatives or affiliates become the direct or indirect beneficial owners of 20% or more of our common stock (other than as a result of purchases by such person directly from us); or

•        during any 12-month period, individuals who at the beginning of the period constitute our entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

If Mr. Khulusi’s employment is terminated due to death or disability, the terms of his employment agreement require that he (or his beneficiaries, as applicable) be paid his salary through the end of the month in which the termination occurs. If Mr. Khulusi is terminated for cause (which may occur upon 30 days’ advance written notice to Mr. Khulusi), the terms of his employment agreement require that he be paid his salary through the end of the notice period.

In October 2014, we entered into an employment agreement with Robert Jay Miley, our President. Pursuant to the terms of our agreement with Mr. Miley, he is an “at will” employee. Mr. Miley is currently entitled to an annual base salary of $400,000. He is also eligible to receive annual incentive cash compensation under any applicable annual executive cash incentive plan in an amount of $200,000 at 100% achievement of financial targets, which amount can be greater or less based on the level of achievement and may be paid in quarterly or annual installments, as well as additional discretionary bonuses as may be determined from time to time by the Compensation Committee, and is entitled to severance pay equal to twelve months of his then-current annual base salary in the event his employment is terminated without cause. The severance payment would be made in one lump sum and is contingent upon his execution of a satisfactory severance and release agreement. Under his employment agreement, we also agreed to make available to Mr. Miley a furnished single bedroom corporate apartment in proximity to our corporate headquarters in El Segundo, California for the first year of his employment, and Mr. Miley is eligible to participate in benefit plans generally available to similarly situated employees. Mr. Miley also received a one-time signing bonus in the amount of $200,000, which is repayable to us by Mr. Miley in the event Mr. Miley’s employment is terminated by him voluntarily or by us with cause at any time prior to the third anniversary date of his employment, which commenced on December 2, 2014.

Each of Messrs. LaVerne and Abuyounes is an “at will” employee.  Mr. LaVerne is currently entitled to an annual base salary of $346,330 and Mr. Abuyounes is currently entitled to an annual base salary of $333,375. Each is eligible to participate in our executive incentive plan in the discretion of our Compensation Committee, and may receive discretionary bonuses from time to time in the discretion of our Compensation Committee with the input of our Chief Executive Officer. We have entered into severance agreements with each of Messrs. LaVerne and Abuyounes, pursuant to which each is entitled to severance pay equal to six months of his annual base salary in the event his employment is terminated without cause within a twelve month period following a change-in-control of our company. The severance payments would be made in equal installments over six months and are contingent upon their execution of a satisfactory severance and release agreement. Each of Messrs. LaVerne and Abuyounes receives a monthly automobile allowance of $1,000 and is eligible to participate in our employee benefit plans that are generally available to similarly situated employees.

In June 2004, we entered into an employment agreement with Robert I. Newton, our Executive Vice President, Chief Legal Officer and Secretary. Mr. Newton’s employment agreement was amended in February 2005. Pursuant to the terms of our agreement with Mr. Newton, he is an “at will” employee. Mr. Newton is currently entitled to an annual base salary of $342,900. Mr. Newton is also eligible to receive annual incentive cash compensation of up to $137,160, paid in quarterly installments, as well as additional discretionary bonuses as may be determined from time to time by the Compensation Committee, and is entitled to severance pay equal to six months of his annual base salary in the event his employment is terminated without cause. The severance payments would be made in equal installments over six months and are contingent upon his execution of a satisfactory severance and release agreement. Mr. Newton receives a monthly automobile allowance of $1,000 and is eligible to participate in our employee benefit plans that are generally available to similarly situated employees.

In addition to the above discussed agreements, under the terms of our option and RSU agreements with our executive officers, upon the occurrence of a change of control of our company, subject to certain limitations, all of the unvested stock options and RSUs for Messrs. Khulusi, LaVerne and Newton will become fully vested.

The RSUs held by Mr. Miley provide that in the event of a change of control in which Mr. Miley’s RSUs are not assumed or replaced, a portion of his unvested RSUs then outstanding will become vested upon the change of control in an amount equal to two years of accelerated vesting plus an additional amount of accelerated vesting if the change of control occurs on or prior to December 2, 2015.The specific amount of any such additional accelerated vesting if the change of control occurs on or prior to December 2, 2015 would be equal to a prorata portion of an additional year of accelerated vesting based on the number of months Mr. Miley serves prior to such change of control. In the event Mr. Miley’s RSUs are assumed or replaced (by a comparable award) in connection with a change of control transaction, Mr. Miley is entitled to accelerated vesting of his then unvested outstanding RSUs in an amount equal to one year of accelerated vesting plus, in the event of a change of control prior to December 2, 2015, an additional prorata portion of unvested RSUs determined based on Mr. Miley’s number of months of service prior to the change control. Mr. Miley is further entitled to full acceleration of vesting following a change of control with respect to and any remaining portion of the unvested RSUs which do not accelerate upon the change of control as described and which are assumed or replaced in the transaction if his employment is terminated by the successor entity without cause or by Mr. Miley for “good reason” within twelve (12) months of the change of control.

The stock options and RSUs held by Mr. Abuyounes provide that, in the event of a change of control, a portion of the unvested options and RSUs then outstanding in the amount of one year plus a quarter of accelerated vesting will become vested if the option or RSU is not assumed or replaced (by an option, RSU or comparable cash incentive) by the successor entity as part of such transaction or, if assumed or replaced, his employment is terminated by the successor entity without cause or by Mr. Abuyounes for “good reason” within twelve (12) months of the change of control.

The employment agreements and severance and change-in-control benefits provided to our executives under these agreements were approved by our Compensation Committee or full Board following our negotiations with our executive officers and were determined to be reasonable and necessary in order to hire and retain these individuals. Mr. Khulusi’s agreement was originally executed in 1995 and at that time we established certain change-in-control and severance protections for Mr. Khulusi. We believe that it is important to provide continued professional stability to those executive-level employees who helped build our company and whose leadership is important to our continued success. Further, we believe that the interests of our stockholders will be best served if the interests of our most senior management are aligned with them. Providing change in control benefits, including the severance and share-based award acceleration benefits, is designed to reduce the reluctance of senior management to pursue potential change of control transactions that may be in the best interests of our stockholders. The severance and change-in-control benefits offered to our executive officers did not affect the Compensation Committee’s determination of the total compensation, or any component of compensation, we provided to our executive officers in 2014.

Copies of each of the above-referenced employment agreements, as well as summaries of our executive bonus plans, are filed as exhibits to our periodic reports filed with the Securities and Exchange Commission.

Perquisites and Other Benefits

We provide our executive officers, including our Chief Executive Officer, with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We believe that our perquisites help us to hire and retain qualified executives.  For additional information regarding perquisites we provided to each of our named executive officers please refer to the “Summary Compensation Table” below.

Consideration of Deductibility of Compensation

The deductibility of compensation that may be paid to our executive officers is just one of many factors we consider in structuring our compensation programs. Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for our officers that are not fully deductible.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for fiscal years 2014, 2013 and 2012 awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers serving at the end of our most recent fiscal year whose total compensation exceeded $100,000. The individuals listed in the following table are sometimes referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(3)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)

Frank F. Khulusi	2014	$810,969	$—		$314,375	$361,800	$107,811	$7,055	(4)	$1,602,010
Chairman of the Board and Chief Executive Officer	2013	833,000	—		266,479	275,400	337,636	4,375	(5)	1,716,890
	2012	833,000	—		318,630	—	199,920	4,250	(5)	1,355,800

Robert J. Miley(1)	2014	35,249	216,667	(2)	—	928,000	—	—		1,179,916
President

Brandon H. LaVerne	2014	346,330	45,716		87,354	120,600	19,375	18,554	(7)	637,929
Chief Financial Officer	2013	335,394	28,572		69,087	68,850	77,822	11,188	(6)	590,913
	2012	317,500	22,000		72,416	—	60,960	3,582	(5)	476,458

Robert I. Newton	2014	342,900	137,160		87,354	120,600	—	19,055	(7)	707,069
Executive Vice President, Chief Legal Officer and Secretary	2013	333,266	137,160		64,152	61,200	—	11,131	(6)	606,909
	2012	317,500	127,000		72,416	—	—	2,186	(5)	519,102

Simon M. Abuyounes	2014	333,375	44,006		87,354	120,600	18,651	18,576	(7)	622,562
Executive Vice President — IT, Operations and Commercial Sales	2013	327,353	27,503		59,218	53,550	74,911	9,518	(6)	552,053
	2012	317,500	41,910		72,416	—	40,843	2,465	(5)	475,134

(1)	Mr. Miley joined our company on December 1, 2014.
(2)	Consists of a signing bonus and the pro-rated portion of Mr. Miley’s cash incentive award for 2014.
(3)

Represents the aggregate grant date fair value of stock and option awards, valued in accordance with ASC 718, awarded to each of the named executive officers for each respective year. For a detailed discussion of the assumptions made in the valuation of stock and option awards, please see Notes 2 and 3 of our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	Includes company matched 401(k) contributions on behalf of the executive and company sponsored award trip.
(5)	Includes company matched 401(k) contributions on behalf of the executive.
(6)	Includes company matched 401(k) contributions on behalf of the executive and car allowance.
(7)	Includes company matched 401(k) contributions on behalf of the executive, car allowance and company sponsored award trip.

Grants of Plan-Based Awards (2014)

The following table sets forth information regarding equity awards granted to our named executive officers during the 2014 fiscal year:

Name	Grant Date	All Other Stock Awards: Number of Shares or Stock Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (4)
Frank F. Khulusi	05/20/2014	36,000	(1)	—		$—	$361,800
	05/20/2014	—		54,000	(3)	10.05	314,475
Robert J. Miley	12/04/2014	100,000	(2)	—		—	928,000
Brandon H. LaVerne	05/20/2014	12,000	(1)	—		—	120,600
	05/20/2014	—		15,000	(3)	10.05	87,354
Robert I. Newton	05/20/2014	12,000	(1)	—		—	120,600
	05/20/2014	—		15,000	(3)	10.05	87,354
Simon M. Abuyounes	05/20/2014	12,000	(1)	—		—	120,600
	05/20/2014	—		15,000	(3)	10.05	87,354

(1)         These RSUs vest annually in equal installments over five years, with full vesting on May 20, 2019.

(2)         These RSUs vest annually in equal installments over five years, with full vesting on December 4, 2019.

(3)         These options vest quarterly in equal installments over five years, with full vesting on May 20, 2019, and have a term of seven years.

(4)         The grant date fair values of the stock and option awards granted were computed in accordance with ASC 718. For a detailed discussion of the assumptions made in the valuation of stock and option awards, please see Notes 2 and 3 of our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End (2014)

The following table sets forth information regarding equity awards for each of our named executive officers outstanding as of December 31, 2014:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Frank F. Khulusi	12/14/2007	90,000	—		$10.50	12/14/2017
	07/31/2008	90,000	—		8.92	07/31/2018
	02/26/2010	16,500	5,500	(1)	4.66	02/26/2020
	06/10/2011	77,000	33,000	(1)	8.00	06/10/2021
	08/10/2012	13,200	48,400	(1)	5.55	08/10/2019
	05/20/2013	8,100	37,800	(1)	7.65	05/20/2020
	05/20/2013	—	—		—	—	28,800	(2)	$274,176
	05/20/2014	5,400	48,600	(1)	10.05	05/20/2021
	05/20/2014	—	—		—	—	36,000	(2)	342,720

Robert J. Miley	12/04/2014	—	—		—	—	100,000	(2)	952,000

Brandon H. LaVerne	08/31/2007	15,000	—		12.27	08/31/2017
	07/31/2008	35,000	—		8.92	07/31/2018
	11/07/2008	30,000	—		4.01	11/07/2018
	08/21/2009	25,000	—		7.99	08/21/2019
	02/26/2010	23,750	1,250	(1)	4.66	02/26/2020
	06/10/2011	17,500	7,500	(1)	8.00	06/10/2021
	08/10/2012	9,000	11,000	(1)	5.55	08/10/2019
	05/20/2013	4,200	9,800	(1)	7.65	05/20/2020
	05/20/2013	—	—		—	—	7,200	(2)	68,544
	05/20/2014	1,500	13,500	(1)	10.05	05/20/2021
	05/20/2014	—	—		—	—	12,000	(2)	114,240

Robert I. Newton	06/28/2005	50,000	—		4.41	06/28/2015
	08/31/2007	20,000	—		12.27	08/31/2017
	07/31/2008	20,000	—		8.92	07/31/2018
	08/21/2009	25,000	—		7.99	08/21/2019
	02/26/2010	23,750	1,250	(1)	4.66	02/26/2020
	06/10/2011	17,500	7,500	(1)	8.00	06/10/2021
	08/10/2012	9,000	11,000	(1)	5.55	08/10/2019
	05/20/2013	3,900	9,100	(1)	7.65	05/20/2020
	05/20/2013	—	—		—	—	6,400	(2)	60,928
	05/20/2014	1,500	13,500	(1)	10.05	05/20/2021
	05/20/2014	—	—		—	—	12,000	(2)	114,240

Simon M. Abuyounes	03/23/2005	30,000	—		4.70	03/23/2015
	06/24/2005	50,000	—		4.40	06/24/2015
	08/31/2007	20,000	—		12.27	08/31/2017
	07/31/2008	20,000	—		8.92	07/31/2018
	11/07/2008	30,000	—		4.01	11/07/2018
	08/21/2009	25,000	—		7.99	08/21/2019
	02/26/2010	23,750	1,250	(1)	4.66	02/26/2020
	06/10/2011	17,500	7,500	(1)	8.00	06/10/2021
	08/10/2012	9,000	11,000	(1)	5.55	08/10/2019
	05/20/2013	3,600	8,400	(1)	7.65	05/20/2020
	05/20/2013	—	—		—	—	5,600	(2)	53,312
	05/20/2014	1,500	13,500	(1)	10.05	05/20/2021
	05/20/2014	—	—		—	—	12,000	(2)	114,240

(1)          These options vest quarterly in equal installments over five years.

(2)          These RSUs vest annually in equal installments over five years.

Option Exercises and Stock Vested (2014)

The following table provides information regarding each exercise of stock option awards and vesting of RSU awards for each of our named executive officers during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank F. Khulusi	397,500	$1,526,310	7,200	$72,360
Brandon H. LaVerne	20,000	63,308	1,800	18,090
Robert I. Newton	50,000	157,867	1,600	16,080
Simon M. Abuyounes	—	—	1,400	14,070

(1)         Value realized was computed by calculating the difference between the market price of our common stock at the exercise date and the exercise prices of the options exercised.

Potential Payments Upon Termination or Change in Control (2014)

Provisions of our employment and change of control arrangements with the named executive officers and our equity incentive plan or individual award agreements thereunder provide for certain payments to our named executive officers at, following or in connection with a termination of their employment or a change of control of PCM. See “Employment Agreements and Severance and Change-in-Control Arrangements” in our Compensation Discussion and Analysis section above for a discussion of the specific circumstances that would trigger payments under the employment agreements with our named executive officers.

The agreements pursuant to which we granted stock options and RSUs to Mr. Khulusi, Mr. LaVerne and Mr. Newton provide for full acceleration of vesting of their unvested awards in the event of a change of control of our company. The stock options and RSUs held by Mr. Miley and Mr. Abuyounes provide that, in the event of a change of control, a portion of the unvested awards then outstanding will become fully vested. See “Employment Agreements and Severance and Change-in-Control Arrangements” in our Compensation Discussion and Analysis section above for a discussion of the specific circumstances and amount of equity award acceleration for each of these executives.

Under our stock incentive plans, a change of control is deemed to occur upon:

•        the direct or indirect acquisition by any person or related group of persons of more than 50% of the total voting power of our outstanding stock;

•        a change in the composition of our board over a period of 36 months or less such that a majority of our continuing directors cease to be members of our board;

•        a merger or consolidation in which we are not the surviving entity or in which we survive as an entity but in which more than 50% of the voting power of our outstanding securities are transferred to persons different from those who held such securities immediately prior to such merger; or

•        the sale, transfer or other disposition of all or substantially all of our assets or our liquidation or dissolution.

The table below sets forth the estimated payments that would be made to each of our named executive officers upon voluntary termination, involuntary termination, a change of control, and death or permanent disability. The actual amounts to be paid out can only be determined at the time of such named executive officer’s separation from PCM. The information set forth in the table assumes, as necessary:

•        The termination and/or the qualified change in control event occurred on December 31, 2014 (the last business day of our last completed fiscal year);

•        The price per share of our common stock on the date of termination is $9.52 (the closing market price of our common stock on the Nasdaq Global Market on December 31, 2014); and

•        With respect to unvested equity awards, the awards are not assumed or replaced as described above and do not remain outstanding following the change of control.

Name	Voluntary Termination		Death or Permanent Disability		Change of Control		Involuntary Termination
Frank F. Khulusi
Employment Agreement	$1,710,866	(1)(2)	See	(7)	$2,210,866	(2)(3)	$2,210,866	(2)(4)
Acceleration of Equity Awards	—		—		956,620	(8)	—
Total	$1,710,866		—		$3,167,486		$2,210,866

Robert J. Miley
Employment Agreement	—		—		—		$400,000	(4)(5)
Acceleration of Equity Awards	—		—		$380,800	(8)	—
Total	—		—		$380,800		$400,000

Brandon H. LaVerne
Employment Agreement	—		—		—		$173,165	(4)(6)
Acceleration of Equity Awards	—		—		$262,255	(8)	—
Total	—		—		$262,255		$173,165

Robert I. Newton
Employment Agreement	—		—		—		$171,450	(4)(6)
Acceleration of Equity Awards	—		—		$253,330	(8)	—
Total	—		—		$253,330		$171,450

Simon M. Abuyounes
Employment Agreement	—		—		—		$166,688	(4)(6)
Acceleration of Equity Awards	—		—		$72,069	(8)	—
Total	—		—		$72,069		$166,688

(1)

This severance benefit is provided pursuant to Mr. Khulusi’s employment agreement if his employment with us is terminated by Mr. Khulusi for “good reason,” as defined in his employment agreement, including if we choose to not renew the agreement.

(2)	Estimated severance payment is to be made in a single lump sum payment upon the termination or change of control, as applicable, subject to compliance with Section 409A of the Internal Revenue Code.
(3)

Pursuant to the terms of his employment agreement, to the extent the severance payment payable to Mr. Khulusi in the event of a change of control, either alone or together with other payments he has the right to receive from us, would not be deductible (in whole or in part) by us as a result of the payment constituting a “parachute payment” under Section 280G of the Internal Revenue Code, the severance payment will be reduced to the maximum deductible amount under the Code.

(4)

The amount indicated reflects payments upon a termination not for cause. In the event of the individual’s termination for cause, no payment would be payable, except that pursuant to Mr. Khulusi’s employment agreement, if he is terminated for cause (which may occur upon 30 days’ advance written notice), he is to be paid his salary through the end of the notice period.

(5)	Severance payment is to be made in one lump sum in the first payroll period after a properly executed release, as defined in Mr. Miley’s employment agreement, becomes irrevocable.
(6)	Severance payments are to be made in equal installments over a period of six months following the date of termination.
(7)

Upon executive’s death, we are required to pay to executive’s beneficiaries or estate the compensation to which he is entitled through the end of the month in which death occurs. Upon executive’s disability, which in the sole opinion of the Board, if executive is not able to properly perform his duties for more than 270 days in the aggregate or 180 consecutive days in any twelve month period, then executive’s employment shall terminate on the last day of the month in which the Board determines executive to be disabled and be entitled to executive’s compensation through executive’s last day of employment.

(8)

Represents the value of outstanding stock options and RSUs as of December 31, 2014 that would vest upon consummation of a change in control. Assumes that the vested options are immediately exercised and the shares received upon exercise are immediately resold at the assumed per share price on the date of termination. For details regarding acceleration terms for each of the named executive, please see “Employment Agreements and Severance and Change-in-Control Arrangements” in our Compensation Discussion and Analysis section above.

Equity Compensation Plan Information

The following table sets forth information about shares of our common stock that may be issued upon exercise of options, warrants and vesting of stock awards under all of our equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,465,264	$7.05	(2)	151,083	(1)

(1)	Represents shares available for issuance under our 2012 Equity Incentive Plan as of December 31, 2014.
(2)	The weighted average exercise price is calculated solely on the exercise price of the outstanding options and does not reflect outstanding RSUs, which have no exercise price.

Compensation Committee Interlocks and Insider Participation

Mr. Reck and Mr. Heeschen served as members of our Compensation Committee during the fiscal year ended December 31, 2014. There are no Compensation Committee interlocks between us and other entities involving our executive officers and Board members who serve as executive officers of such companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Those officers, directors and ten percent stockholders are also required by the SEC’s rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms we received, or representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and ten percent stockholders were complied with.

* * *

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Report of the Audit Committee which follow shall not be deemed to be incorporated by reference into any such filings except to the extent that we specifically incorporate any such information into any such future filings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Form 10-K for the year ended December 31, 2014 and our Proxy Statement for the 2015 Annual Meeting of Stockholders.

The Compensation Committee

Ronald B. Reck, Chair

Paul C. Heeschen

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The Audit Committee of the Board of Directors of PCM, Inc. is currently composed of three independent directors and operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Thomas A. Maloof (Chair), Ronald B. Reck and Paul C. Heeschen.

We have reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2014.

We have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and have discussed with Deloitte & Touche LLP their independence.

We have also considered whether the provision of services by Deloitte & Touche LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Deloitte & Touche LLP.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which the Company filed with the SEC on March 16, 2015.

Audit Committee

Thomas A. Maloof, Chair

Ronald B. Reck

Paul C. Heeschen

***

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

As required by the rules of the Nasdaq Stock Market and pursuant to our Audit Committee Charter, we conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit Committee or another independent body of the board. For purposes of this review, “related party transactions” include all transactions that are required to be disclosed pursuant to SEC regulations. As a part of this process, our general counsel reviews and monitors the terms and conditions of all related party transactions and informs the Audit Committee of any proposed transaction that is deemed a related party transaction. In cases in which a proposed transaction has been identified as a related party transaction, management presents information regarding the proposed related party transaction to the Audit Committee or another body of independent directors for consideration and approval. In considering related party transactions, the Audit Committee takes into account the fairness of the proposed transaction to the Company and whether the terms of such transaction are at least as favorable to our company as we would receive or be likely to receive from an unrelated third party in a comparable or substantially comparable transaction.

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation, as well as certain procedural protections. We have also entered into transactions with certain of our directors and officers, as described under the section “Executive Compensation.”

Sam U. Khulusi, the brother of Frank F. Khulusi, was employed as a Senior Vice President of PCM Logistics, LLC, a wholly-owned subsidiary of PCM, in fiscal years 2013 and 2014. In fiscal years 2013 and 2014, Sam U. Khulusi earned compensation in the amount of $220,000 each year and he did not earn any bonus during 2013 and 2014. Sam U. Khulusi is eligible to participate in our employee benefit plans that are generally available to similarly situated employees.

Simon M. Abuyounes, the brother-in-law of Frank F. Khulusi, was employed as the President of PCM Logistics, LLC in fiscal year 2013 and was appointed as Executive Vice President — IT, Operations and Commercial Sales of PCM, Inc. in April 2014. Compensation paid to Mr. Abuyounes in fiscal year 2013 and 2014, and our agreements with respect to his severance arrangements with our company are described under the section “Executive Compensation.” Mr. Abuyounes is also eligible to participate in our employee benefit plans that are generally available to similarly situated employees.

We believe that each of the transactions and agreements described above contain comparable terms to those we could have obtained from unaffiliated third parties.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE PCM, INC. 2012 EQUITY INCENTIVE PLAN

Our Compensation Committee and Board of Directors have unanimously approved an amendment (the “Amendment”) to the PCM, Inc. 2012 Equity Incentive Plan (the “Plan”) to add 2,000,000 shares of our common stock to our existing share reserve, subject to the approval of our stockholders at the Annual Meeting.  We are asking our stockholders to approve this Proposal Two to increase the current share reserve of the Plan by 2,000,000 shares. We are not seeking approval of any other amendments to the Plan or reapproval of terms required for compliance with Internal Revenue Code Section 162(m).

Why We Believe You Should Vote for Proposal Two

Reasonable Plan Cost.   As approved by our stockholders in 2012, the Plan has a maximum share reserve of 4,457,328 shares, which is the sum of the initial share reserve of 1,000,000 shares, plus the 3,457,328 shares subject to outstanding awards under our 1994 Stock Incentive Plan (the “1994 Plan”) as of April 27, 2012 if and when such shares would otherwise return to the 1994 Plan.  As of June 5, 2015:

•          There were a total of 12,089,485 of our shares of common stock outstanding and the closing price of our common stock on the Nasdaq Global Market was $10.10, for an aggregate market capitalization of $122.1 million.

•          The fair market value of the additional 2,000,000 shares we are seeking for use under the Plan was $20.2 million.

•          There were 134,912 shares immediately available for future grants under the Plan, and up to 1,426,855 shares subject to awards granted under the 1994 Plan remained outstanding and therefore had the potential to return to the share reserve of the Plan. The outstanding 1994 Plan awards were solely in the form of stock options, which options had an average exercise price of $7.34 and average remaining term of 4.1 years.

•          There were 425,500 shares subject to stock options outstanding under the 2012 Plan, with an average exercise price of $7.37 and average remaining term of 4.9 years.

•          There were 331,600 shares subject to unvested full value awards outstanding under the 2012 Plan.

•          Of the 3,457,328 shares that could have returned for future use under the Plan as of April 27, 2012, 1,662,291 shares were issued and/or withheld on exercise under the 1994 Plan, and therefore are not and will not be available for future grants under the Plan.

•          For any award that is not a stock option or an SAR, 1.76 shares will be subtracted from the maximum number of shares available under the Plan for every share issued or transferred under the award.  For awards of stock options and SARs, one share is subtracted from the share reserve for every share granted under an option or SAR.

Reasonable Grant Practices.  We recognize that equity compensation awards dilute stockholder equity. We consider the potential for dilution in designing our equity compensation program.  Stockholders should consider the following points regarding our grant practices:

•                  Our 3 year average burn rate (that is, our average grant “flow”) was 616,033 shares, or 5.14%.  The 3 year average burn rate for our GICS peer group was 7.98% over the same period.

•                  Given our 3 year average burn rate, we expect that our existing share reserve under the Plan will be depleted before our next annual meeting, and that the existing reserve, when added to the additional shares we are requesting, would have an estimated duration of 3.6 years.

•                  We have generally structured the grants to our executive officers over the past 3 years with vesting periods of not less than 5 years per award.

•                  We may impose clawback provisions on award recipients under the Plan, including but not limited to clawbacks designed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Responsible Plan Features.

•                  The Plan does not require automatic acceleration on a change in control, and allows the Board to provide for the continuation or cancellation of outstanding awards.  The Plan does not contain a liberal change in control definition.

•                  The Plan does not permit liberal share recycling.  Only those shares subject to awards (i) that were granted under the Plan and that expire or are forfeited or cancelled, or (ii) the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan.  The following shares are not returned to the reserve:  (1) shares used to pay the option exercise price; (2) shares withheld by us to satisfy tax withholding obligations in connection with the exercise or settlement of stock options or SARs; (3) shares that are repurchased by us with stock option proceeds; and (4) shares covered by a SAR that is exercised and settled in shares, whether or not all shares are actually issued to the participant.

•                  The Plan provides that the exercise price of stock options or SARs will be no less than the fair market value of our shares of common stock on the date of grant (as adjusted for any changes in capitalization).

•                  We have never repriced underwater stock options or SARs, and repricing of underwater options and SARs is prohibited without stockholder approval under the Plan.

•                  The Plan does not provide for tax gross ups.

•                  There are no options with “reload” rights outstanding under the Plan.

Alignment with Stockholder Interests.  We believe our future success depends on our ability to attract, motivate and retain high quality employees, officers and directors and that the ability to provide stock and stock-based awards under the Plan is critical to achieving these goals.  If the Amendment is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee interests with those of stockholders as well as the alignment provided by stock-based awards.  Replacing equity awards with cash will also increase cash compensation expense and use cash that we believe would be better utilized if reinvested in our businesses.

Summary of the Plan

The following summary of the material provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix A to this proxy statement.

Shares Available Under the Plan.  As adopted by our stockholders in 2012, the Plan has a maximum share reserve of 4,457,328 shares, which is the sum of the initial share reserve of 1,000,000 shares, plus the 3,457,328 shares subject to outstanding awards under our 1994 Stock Incentive Plan (the “1994 Plan”) as of April 27, 2012 if and when such shares would otherwise return to the 1994 Plan.  We are asking stockholders to increase the share reserve by an additional 2,000,000 shares of our common stock.

For any award granted under the Plan that is not a stock option or an SAR, 1.76 shares will be subtracted from the maximum number of shares of common stock available under the Plan for every share of common stock issued or transferred (and, in the case of restricted stock, released from all substantial risks of forfeiture) under the award.  For awards of stock options and SARs, however, one share is subtracted from the maximum number of shares of common stock available under the Plan for every share granted under the award.

Shares of common stock covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant.  The total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.  On payment in cash of the benefit provided by any award granted under the Plan, any shares of common stock that were covered by that award will be available for issue or transfer.  The following shares will not be added back to the total number of shares available under the Plan:  (1) shares tendered in payment of the option exercise price; (2) shares withheld by us to satisfy tax withholding obligations in connection with the exercise or settlement of stock options or SARs; and (3) shares that are repurchased by us with stock option proceeds.  Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant on exercise of the right, will be considered issued or transferred pursuant to the Plan.

Administration.  The Plan provides that the Board, the Compensation Committee, or a duly authorized committee thereof may administer the Plan. Currently, the Board has delegated concurrent administrative authority to the Compensation Committee.  One or more of our officers may be empowered to designate employees to receive awards under the Plan and determine the size of any such awards (subject to certain limitations described in the Plan). The plan administrator determines which persons will receive awards, the number of shares subject to such awards and the material terms and conditions of those awards.  The decisions of the plan administrator are final and binding.

Eligibility.  We may grant awards under the Plan to the officers, employees (or persons providing services equivalent to those typically provided by an employee), non-employee directors and consultants of the Company and its subsidiaries, as well as to any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant.

Permitted Awards.  Under the Plan, we may grant stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance-based awards (stock and cash), stock bonuses, and other awards whose value is determined by reference to shares of our common stock.  The plan administrator will determine the terms and conditions of these awards, including the schedules for vesting, exercise and delivery of shares, the consideration to be paid for such awards (if any), any performance conditions associated with the grant, vesting, exercisability or delivery of shares under the award, and restrictions on transfer. The Company will document these awards using forms approved by the plan administrator.  The plan administrator may accelerate the vesting or lapsing of restrictions associated with awards, including as a result of the holder’s retirement, death or disability or in connection with a change in control.  We may grant multiple awards to any participant, even if previously granted awards remain outstanding.

Stock Options.  A stock option is the right to purchase shares of common stock at a price not less than the fair market value per share at the date of grant.  No stock option may be exercisable more than 7 years from the date of grant.  Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable.  No dividend equivalents may be paid with respect to stock options under the Plan.  The Plan provides that the aggregate number of shares of common stock actually issued or transferred on the exercise of incentive stock options (“ISOs”) will not exceed 1,000,000 shares of common stock.

SARs.  A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the plan administrator may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise.  SARs may be settled in cash, in shares of common stock, or in any combination of the two.  Each free-standing SAR will have a base price that may not be less than the fair market value per share on the date of grant.  No SAR granted under the Plan may be exercised more than 7 years from the date of grant.  No dividend equivalents may be paid with respect to SARs under the Plan.

Restricted Stock.  A grant of restricted stock involves the transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services.  A holder of restricted stock has voting, dividend and other ownership rights in such shares.  The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Compensation Committee may determine.  Any dividends or other distributions paid with respect to unvested restricted stock will be subject to the same restrictions and risk of forfeiture as the underlying award.

RSUs.  A grant of RSUs is the right to receive shares of common stock in the future, subject to the restrictions specified by the plan administrator.  During the restriction period and until shares are actually issued, the participant will have no rights of ownership in the shares of common stock.  The plan administrator may authorize the payment of dividend equivalents on RSUs, subject to the same restrictions and risk of forfeiture that apply to the underlying award.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the plan administrator.  The plan administrator will specify one or more management objectives to be met during the applicable performance period (which generally will be not less than one year in duration).  We may settle performance shares and performance units in cash, shares of common stock or any combination thereof.  The plan administrator may authorize the payment of dividend equivalents on these performance awards, subject to the same restrictions and risk of forfeiture that apply to the underlying award

Our stockholders approved the following limits under Plan in 2012:

•          no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 shares of common stock during any calendar year;

•          no participant will be granted stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 500,000 shares of common stock during any calendar year; and

•          no participant in any calendar year will receive an award of performance units that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, or other awards payable in cash, having an aggregate maximum value in excess of $500,000.

Awards to Non-Employee Directors.  The plan administrator may, from time to time and on such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or other awards and may also authorize the grant or sale of shares of common stock, restricted stock or RSUs to non-employee directors.  Grants of options or SARs may not have an exercise price lower than the fair market value per share on the date of grant or a term of longer than 7 years.

Other Awards.  The plan administrator may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation, (i) convertible or exchangeable debt securities; (ii) other rights convertible or exchangeable into shares of common stock; (iii)  purchase rights for shares of common stock; (iv)  awards with value and payment contingent on our performance or the performance of specified subsidiaries, affiliates or other business units of ours or any other factors designated by the plan administrator, (v) awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of our specified subsidiaries or affiliates or other business units, (vi) stock bonuses, or (vii) stock issued in satisfaction of cash compensation owed to a participant. We may also grant cash-based awards under the Plan.

Management Objectives.  We reserve the right to grant awards under the Plan that do not comply with the requirements for full deductibility as “qualified performance-based compensation” under Internal Revenue Code Section 162(m).  However, our Plan does provide a list of management objectives that our stockholders approved in 2012 for use in connection with a program intended to satisfy the requirements of Internal Revenue Code Section 162(m).  Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed.  The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.

Amendments.  We may amend the Plan from time to time.  As required by the rules of the Nasdaq Stock Market (or our applicable securities exchange),  we will seek stockholder approval of a Plan amendment that (i) would materially increase the benefits accruing to participants under the Plan, (ii)  would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, or (iv) must otherwise be approved by the our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market (or our applicable securities exchange).

Transferability.  Except as otherwise determined by the plan administrator, awards are generally not transferable by the participant except by will or the laws of descent and distribution.  In no event may any award granted under the Plan be transferred for value.

Adjustments.  We are permitted under the Plan to make adjustments in the number and type of shares covered by outstanding awards granted under the Plan, in the exercise or purchase price of such awards, and in the number and type of shares subject to the Plan reserve and award limits. The plan administrator will make these decisions, in its sole discretion, as is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•         any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of our company;

•         any merger, consolidation, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•         any other corporate transaction or event having an effect similar to these events or transactions.

Change in Control.  If we are subject to a change in control, the plan administrator may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced.  If a stock option or SAR is underwater at the time of a change in control, we may elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.

Spinoff.  Under our Plan, a distribution to our stockholders of all or any portion of the securities of any subsidiary of ours (a “Spinoff Transaction”) is not deemed to be a change in our common stock for purposes of the foregoing mandatory adjustment provisions of the Plan.  In the event of a Spinoff Transaction, the plan administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding awards granted under the Plan, including but not limited to the number of shares of common stock covered by such awards, the option price of outstanding stock options, the base price of outstanding SARs, and the kind of shares covered thereby, or the adjustment or termination of outstanding awards granted under the Plan in exchange for or substitution by, in whole or in part, awards granted to a participant under an equity plan maintained by a spun-off entity.  However, the terms of the Plan do not obligate the Board to make any such adjustments or take any such action in the event of a Spinoff Transaction.

Forfeiture and Claw-Back Provisions.  Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, on terms and conditions determined by the plan administrator, including in the event (1) a termination of service occurs prior to a specified date or within a specified time period following receipt or exercise of the award, (2) the participant engages in any competitive activity or behavior which is inimical, contrary or harmful to our interests, or (3) the participant is terminated for “cause” (as such term is defined in the sole discretion of the plan administrator, or as set forth in a written agreement relating to such award).

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, to the extent the participant violates any claw-back policy we may implement from time to time, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange.

Effective Date and Termination.  The Plan became effective as of June 25, 2012, the date the Plan was approved by our stockholders (the “Effective Date”).  No grant will be made under the Plan after June 25, 2022, the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2015.  This summary is not intended to be complete and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee on the grant or exercise of an ISO.  The exercise of an ISO, however, may result in alternative minimum tax liability.  If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then on sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired on the exercise of an ISO are disposed of prior to the expiration of either holding period described above (a disqualifying disposition), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR.  When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”).  However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.  If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized on the award of RSUs.  The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized on the grant of performance shares or performance units as such awards are intended to be subject to a substantial risk of forfeiture under Internal Revenue Code Section 83.  On payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to our Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amendment by our stockholders.

Board Recommendation and Stockholder Vote Required

Approval of the Amendment requires the affirmative vote by a majority of the shares of common stock represented at the annual meeting.  Shares held by persons who abstain from voting on the proposal and broker “non-votes” will not be voted for or against the proposal.  Broker non-votes will have no effect on the outcome of Proposal Two, but abstentions will have the same effect as a vote against Proposal Two.  The Board of Directors recommends that stockholders vote “FOR” the approval of the Amendment to the 2012 Equity Incentive Plan.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Plan because the grant and actual pay-out of awards under the Plan are discretionary.  The Plan does not mandate set benefits or amounts, and no awards have been granted under the Plan that are contingent on stockholder approval.

Equity Compensation Plan Information

The following table sets forth information about shares of our common stock that may be issued on exercise of options and warrants under all of our equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,465,264	$7.05	151,083	(1)

(1)        Represents shares available for issuance under our 2012 Equity Incentive Plan as of December 31, 2014.  Such number of shares available for issuance may also be increased by the number of common stock subject to outstanding awards under our 1994 Stock Incentive Plan that expire, are forfeited or are cancelled after December 31, 2014. The 2012 Equity Incentive Plan does not contain an evergreen provision.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee selected the accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Deloitte has audited our financial statements since April 2013. A proposal to ratify the appointment for the current year will be presented at the annual meeting. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

The following table sets forth the fees billed for services rendered by Deloitte for our fiscal years ended December 31:

Fees	2014	2013
Audit Fees	$1,131,580	$954,000
Audit-Related Fees	—	—
Tax Fees	183,080	138,670
All Other Fees	—	—
Total	$1,314,660	$1,092,670

Audit Fees.  Audit fees consist of fees for professional services rendered for the audit of our annual financial statements included in our annual reports on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, as well as for services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include services rendered and billed relating to the audit of our internal control over financial reporting and the related attestation report on the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-related fees include fees for assurance or related services regarding the audit or review of our financial statements, other than those reported above under the caption “Audit Fees.”

Tax Fees.  Tax fees consist of fees for professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees.  Deloitte did not provide us, or bill us for, any products or services in 2013 and 2014, other than the services performed in connection with the fees reported under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

Audit Committee Pre-Approval Policy

The audit committee of our board of directors has adopted a policy requiring that all services provided to us by our approved independent registered accounting firm be pre-approved by the audit committee. The policy pre-approves specific types of services that the independent registered accounting firm may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by our audit committee prior to any engagement with respect to that type of service. Our audit committee reviews the pre-approval policy and establishes fee limits annually, and may revise the list of pre-approved services from time to time.

Additionally, our audit committee delegated to its chairman the authority to explicitly pre-approve engagements with our independent registered accounting firm, provided that any pre-approval decisions must be reported to our audit committee at its next scheduled meeting. If explicit pre-approval is required for any service, our Chief Financial Officer and our independent registered accounting firm must submit a joint request to the audit committee, or its authorized delegate, describing in detail the specific services proposed and the anticipated costs of those services, as well as a statement as to whether and why, in their view, providing those services will be consistent with the SEC’s rules regarding auditor independence.

Board Recommendation and Stockholder Vote Required

Ratification of the selection requires the affirmative vote by a majority of the shares of common stock represented at the annual meeting. Broker non-votes will have no direct effect on the outcome of Proposal Three because such shares will be treated as if they are not represented at the meeting for purposes of Proposal Two, but abstentions will have the same effect as a vote against Proposal Three. If the appointment is not ratified by the stockholders, the Audit Committee is not obligated to appoint another independent registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote. The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by us (Attention: Chief Legal Officer and Secretary, at our principal offices), no later than February 19, 2016, for inclusion in our proxy statement and form of proxy for that meeting.

In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act, and pursuant to our bylaws, notice of any such stockholder proposals, except those proposals relating to nominations of persons to the Board of Directors, must be given to us in writing not less than 45 days nor more than 75 days prior to the date on which we first mailed our proxy materials for the 2015 meeting, which is set forth on page 1 of this proxy statement (or the date on which we mail our proxy materials for the 2016 annual meeting if the date of that meeting is changed more than 30 days from the prior year). In the event that such stockholder proposals relate to nominations of persons to the Board of Directors, notice of such stockholder proposals must be given to us in writing not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of meeting is given or made to stockholders, then, notice by the stockholder to be considered timely must be so received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, our bylaws require, in addition to items (b) and (c), with respect to each person whom the stockholder proposes to nominate, the (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as our director.

OTHER MATTERS

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If you sign and return a proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board in favor of each of the nominees and the matters to be considered.

The Board of Directors does not intend to bring any matters before the meeting other than as stated in this proxy statement and is not aware that any other matters will be presented for action at the meeting. Should any other matters be properly presented, the person named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC will be provided to stockholders without charge upon written request to Brandon H. LaVerne, Chief Financial Officer, PCM, Inc., 1940 E. Mariposa Avenue, El Segundo, California 90245.

By Order of the Board of Directors,

/s/ Frank F. Khulusi
Frank F. Khulusi
Chairman of the Board and
Chief Executive Officer

June 19, 2015
El Segundo, California

APPENDIX A

PCM, INC.

2012 Equity Incentive Plan

1.             Purpose.  The purpose of the PCM, Inc. 2012 Equity Incentive Plan is to attract and retain directors, officers, other employees and Consultants of PCM, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance and service to the Company.

2.             Definitions.  As used in this Plan,

(a)           “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)           “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c)           “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(d)           “Change of Control” shall mean the occurrence of any of the following events:

(i)            the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding Common Stock;

(ii)           a change in the composition of the Board over a period of 36 months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

(iii)          a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(iv)          the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s Subsidiary corporations);

(v)           approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

(vi)          a reverse merger in which the Company survives as an entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in clause (i)-(vi), as applicable, with respect to such award shall only constitute a Change of Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

Consistent with the terms of this Section 2(d), the Board shall have full and final authority to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)            “Common Stock” means the Common Stock, par value $0.001 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g)           “Company” means PCM, Inc., a Delaware corporation, and its successors.

(h)           “Consultant” means any consultant or advisor engaged to provide services to the Company or any of its Subsidiaries that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor form.

(i)            “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j)            “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)           “Effective Date” means the date that this Plan is approved by the stockholders of the Company.

(l)            “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n)           “Existing Plan” means the Company’s Amended and Restated 1994 Stock Incentive Plan.

(o)           “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(p)           “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)           “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.  The Board may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards.  The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth or improvement in one or more of the criteria provided in Annex A attached to this Plan.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Board will not make any modification of the Management Objectives or level or levels of achievement with respect to such Covered Employee.

(r)            “Market Value per Share” means as of any particular date the closing sale price of a share of Common Stock during regular trading as reported on The NASDAQ Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed; for the avoidance of doubt, this excludes pricing from “after-hours” trading, or any similar period of outside of regular stock market hours when the full stock market is open.  If the Common Stock is not traded as of any given date, the Market Value per Share means the closing price for a share of Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock is traded.  If there is no regular public trading market for the Common Stock, the Market Value per Share shall be the fair market value of a share of Common Stock as determined in good faith by the Board.  The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)            “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t)            “Option Price” means the purchase price payable on exercise of an Option Right.

(u)           “Option Right” means the right to purchase Common Stock upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(v)           “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee or a Consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each non-employee director who serves on the Board and/or on the board of directors of one or more Subsidiaries who receives an award under this Plan.  The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee.

(w)          “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(x)           “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(y)           “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(z)           “Plan” means this PCM, Inc. 2012 Equity Incentive Plan, as may be amended from time to time.

(aa)         “Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(bb)         “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(cc)         “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(dd)         “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ee)         “Spinoff Transaction” means any distribution by the Company to its stockholders of all or any portion of the securities of any Subsidiary of the Company.

(ff)          “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(gg)         “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh)         “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3.             Shares Available Under the Plan.

(a)           Maximum Shares Available Under Plan.

(i)            Subject to adjustment as provided in Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 3,000,000 shares of Common Stock plus the number of shares of Common Stock relating to prior awards under the Existing Plan that expire, are forfeited or cancelled after April 27, 2012.  Such Common Stock may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)           Each share of Common Stock issued or transferred (and, in the case of Restricted Stock, released from all substantial risks of forfeiture) pursuant to any award (other than an Option Right or Appreciation Right) granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of shares of Common Stock that remain available for issuance under this Plan by one and seventy-six one hundredths (1.76) shares of Common Stock for each such share of Common Stock.  Each share of Common Stock issued or transferred pursuant to any Option Right or Appreciation Right granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of shares of Common Stock that remain available for issuance under this Plan by one (1) share of Common Stock.

(iii)          Shares of Common Stock covered by an award granted under the Plan shall not be counted as used unless and until they are issued and delivered to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by any Common Stock relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein:  (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares of Common Stock covered by the Option Right being exercised shall count against the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy tax withholding obligations in connection with the exercise or settlement of any Option Right or Appreciation Right shall count against the aggregate plan limit described above; and (C) the number of shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in Common Stock, and whether or not all shares of Common Stock are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan.  In the event that the Company repurchases Common Stock with Option Right proceeds, those shares of Common Stock will not be added to the aggregate plan limit described above.  If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate plan limit described above.

(b)           Award Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)            The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,000,000 shares of Common Stock;

(ii)           No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year;

(iii)          No Participant will be granted Qualified Performance Based Awards, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year; and

(iv)          In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 10 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

4.             Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Stock.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)           Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)           Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by delivery (through a process approved by the Board) of an irrevocable direction to a securities broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment; (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Board.

(d)           To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)           Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)            Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.  A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant or in the event of a Change of Control.

(g)           Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)           Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.  An Incentive Stock Option may be granted to any Participant who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof (within the meaning of Sections 424(e) and 424(f) of the Code, respectively) only if such Option Right is granted at an Option Price that is not less than 110% of the Market Value per Share on the Date of Grant and the Option Right is exercisable for no more than five years from the Date of Grant.

(i)            Option Rights granted under this Plan may be options intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

(j)            The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)           No Option Right will be exercisable more than seven (7) years from the Date of Grant.

(l)            No dividend equivalents shall be paid with respect to Option Rights.

(m)          The Board reserves the discretion at or after the Date of Grant to provide for (i) the availability of a loan at exercise, subject to applicable laws, and (ii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(n)           Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions, consistent with the terms of this Plan, as the Board may approve.

5.             Appreciation Rights.

(a)           The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  No dividend equivalents shall be paid with respect to Appreciation Rights.

(b)           Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)            No Appreciation Right will be exercisable more than seven (7) years from the Date of Grant.

(ii)           Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(iii)          Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iv)          Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(v)           Any grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Right or installments thereof will become exercisable.  A grant may provide for the earlier exercise of such Appreciation Right in the event of the retirement, death or disability of a Participant or in the event of a Change of Control.

(vi)          Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii)         Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)           Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.  Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)           Regarding Free-Standing Appreciation Rights only:

(i)            Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)           Successive grants of Free-Standing Appreciation Rights may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

6.             Restricted Stock.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d)           Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)           Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f)            Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant or in the event of a Change of Control.

(g)           Any such grant or sale of Restricted Stock shall require that all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which shall be subject to the same restrictions and risk of forfeiture as the underlying award.

(h)           Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.  Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.             Restricted Stock Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant or in the event of a Change of Control.

(d)           During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units or the Common Stock covered by such Restricted Stock Units and will have no right to vote the Common Stock covered by such Restricted Stock Units, but the Board may at the Date of Grant authorize the payment of dividend equivalents on a deferred basis, either in cash or in additional shares of Common Stock; provided, however, that any such dividend equivalents with respect to the number of shares of Common Stock covered by Restricted Stock Units that are subject to Management Objectives shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such dividend equivalents have been distributed.

(e)           Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.  Each grant or sale will specify the amount payable with respect thereto, which payment may be made in cash, Common Stock or a combination thereof.

(f)            Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.             Performance Shares and Performance Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing on the Date of Grant, as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or in the event of a Change of Control.

(c)           Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.  The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)           Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)           Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)            The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, provided that any dividend equivalents that accrue with respect to unvested Performance Shares shall be paid on a deferred basis only if the holder earns the Performance Shares with respect to which such dividend equivalents are awarded.

(g)           Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.             Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors who serve on the Board and/or on the board of directors of one or more Subsidiaries of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Stock, Restricted Stock or Restricted Stock Units to non-employee directors.  Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Board.  Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant.  Each Option Right and Appreciation Right granted under the Plan to a non-employee director will expire not more than seven (7) years from the Date of Grant.

10.          Other Awards.

(a)           The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Board shall determine the terms and conditions of such awards.  Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b)           Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c)           The Board may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d)           Share-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

11.          Transferability.

(a)           Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value.  Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)           The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will in each case be subject to further restrictions on transfer.

12.          Adjustments.  The Board shall make or provide for such adjustments (including acceleration) in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided however, that a Spinoff Transaction shall not be deemed to be a change in the Company’s Common Stock for purposes of this Section 12.  In the event of a Spinoff Transaction, the Board may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units and any other awards granted hereunder, including but not limited to the number of shares of Common Stock covered by such awards, the Option Price and Base Price provided in outstanding Appreciation Rights, and the kind of shares covered thereby, or the adjustment or termination of outstanding awards granted under the Plan in exchange for or substitution by, in whole or in part, awards granted to a Participant under an equity plan maintained by a spun-off entity; provided that the Board shall not be obligated to make any such adjustments or take any such action hereunder.  In the event of any transaction or event described in the first sentence of this Section 12 or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.  The Board shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any adjustment or acceleration to an Option Right intended to qualify as an Incentive Stock Option, which will fail to so qualify as such after the adjustment or acceleration, will be a non-qualified Option Right.

13.          Administration of the Plan.

(a)           To the extent permitted by applicable law, or the rules of any securities exchange or automated quotation system on which the Company’s securities are listed, quoted or traded, this Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time.  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.  A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)           The terms and conditions of each award granted hereunder shall be determined by the Board in its sole discretion and the Board shall have complete flexibility to provide for varied terms and conditions as between any awards, whether of the same or different award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan). The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan (including, but not limited to, any Evidence of Award) and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Board will be liable for any such action or determination made in good faith.

(c)           The Board or, to the extent of any delegation as provided in Section 13(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan.  The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, a non-employee director who serves on the Board, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

(d)           Any delegation of the Board’s authority that is made pursuant to this Section 13 shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13 shall serve in such capacity at the pleasure of the Board.

14.          Cancellation Provisions.  Any Evidence of Award may provide for the cancellation, modification or termination of an award upon such terms and conditions as may be determined from time to time by the Board.

15.          Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards granted under the Plan, the Board shall have the right to provide, in an Evidence of Award or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)           (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of an award, or upon the receipt or resale of any Common Stock underlying an award, must be paid to the Company, and (ii) an award shall terminate and any unexercised portion of the award (whether or not vested) shall be forfeited, in each case if (x) a termination of service occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Board or (z) the Participant incurs a termination of service for “cause” (as such term is defined in the sole discretion of the Board, or as set forth in a written agreement relating to such award between the Company and the Participant); and

(b)           All awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any award or upon the receipt or resale of any Common Stock underlying the award) shall be subject to the provisions of any claw-back policy as may be implemented and/or maintained by the Company from time-to-time, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Company’s Common Stock may be traded or listed, to the extent set forth in such claw-back policy and/or in the applicable Evidence of Award.

16.          Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

17.          Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.  If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Board, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Board, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant.  The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant’s income.  In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 17 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.  Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

18.          Determination of Continuous Service.

(a)           For purposes of this Plan and any award granted hereunder, except as provided otherwise in an Evidence of Award and subject to Section 20, a Participant shall be deemed to remain in the continuous service of the Company or any Subsidiary as follows:

(i)            As to a Consultant, during the uninterrupted period of such Participant’s engagement as a Consultant to the Company or any Subsidiary, provided that if the Participant simultaneously commences or remains in employment and/or service as a director at the end of such uninterrupted period due to a cessation of services as a Consultant, such continued service shall qualify as continuous service to the Company or Subsidiary, as applicable.

(ii)           As to a non-employee director who serves on the Board and/or on the board of directors of one or more Subsidiaries, during the uninterrupted period during which such Participant continues to serve as a non-employee director, provided that if the Participant simultaneously commences or remains in employment or service as a Consultant at the end of such uninterrupted period due to a cessation of services as a non-employee director, such continued service shall qualify as continuous service to the Company or Subsidiary, as applicable.

(iii)          As to an employee, during the uninterrupted period during which such Participant continues to serve as an employee, provided that if the Participant simultaneously commences or remains in service as a Consultant and/or non-employee director at the end of such uninterrupted period due to a cessation of services as an employee, such continued service shall qualify as continuous service to the Company or Subsidiary, as applicable.

For purposes of this subsection (a), a Participant’s continuous service shall not be considered interrupted in the case of any approved leave of absence or any transfer among the Company, any Subsidiary or any successor to any such entity (subject to Section 18(b)) so as long as the individual remains in the service of the Company or a Subsidiary in any capacity of employee, director or Consultant (except as otherwise provided in an Evidence of Award).  For purposes of the foregoing, an approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a non-qualified stock option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(b)           Subject to the terms of this Plan (including Section 20) and applicable law, the Board may determine in its sole discretion (and may include in an Evidence of Award provisions that address) whether a Participant who continues services with a spun-off entity in the event of a Spinoff Transaction shall be treated as having incurred a termination of continuous services with the Company or any affiliate thereof for purposes of such Participant’s outstanding awards.

19.          Amendments, Etc.

(a)           The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of The NASDAQ Stock Market or, if the Common Stock is not traded on The NASDAQ Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)           Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.  Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Company’s stockholders.

(c)           If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, or in the case of a Change of Control, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)           Subject to Section 19(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award.  Subject to Section 12 above, no such amendment shall impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.          Compliance with Section 409A of the Code.

(a)           To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)           Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)           If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation of service (or upon the Participant’s death, if earlier).

(d)           Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21.          Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to the conflicts of law principles thereof.

22.          Effective Date/Termination.  This Plan will be effective as of the Effective Date.  No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date.  No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

23.          Miscellaneous.

(a)           The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)           This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)           To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)           No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)           Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f)            No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)           The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)           If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Annex A

MANAGEMENT OBJECTIVES FOR

QUALIFIED PERFORMANCE-BASED AWARDS

(1)                                 Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(2)                                 Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(3)                                 Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(4)                                 Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(5)                                 Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(6)                                 Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(7)                                 Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(8)                                 Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction (as determined through numeric surveys or similar methods designed to provide objectively-measurable performance goals), employee satisfaction (as determined through numeric surveys or similar methods designed to provide objectively-measurable performance goals), management of employment practices and employee benefits (as determined through the establishment of objective targets to be achieved), supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

PCM, INC.

ANNUAL MEETING OF STOCKHOLDERS

July 21, 2015

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Frank F. Khulusi and Brandon H. LaVerne, and each of them, with full power of substitution as proxies and agents (the ‘‘Proxy Agents’’) in the name of the undersigned, to attend the Annual Meeting of Stockholders of PCM, Inc., a Delaware corporation (“Company”), to be held at the Company’s headquarters, located at 1940 E. Mariposa Avenue, El Segundo, California 90245 on Tuesday, July 21, 2015 at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	ELECTION OF DIRECTORS.

	☐ FOR all nominees listed below (except as marked to the contrary).		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

		Frank F. Khulusi	Thomas A. Maloof
		Ronald B. Reck	Paul C. Heeschen

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE PCM, INC. 2012 EQUITY INCENTIVE PLAN.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 21, 2015:

The Company’s Annual Report for the fiscal year ended December 31, 2014 and the Proxy Statement for the Annual Meeting are available on our website at www.pcm.com/proxy.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE AND IN FAVOR OF PROPOSALS 2 AND 3.

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope.  If the shares are held by joint tenants or as community property, both stockholders should sign.

Receipt of Notice of Annual Meeting of Stockholders, Annual Report for the year ended December 31, 2014 and Proxy Statement dated June 19, 2015, is hereby acknowledged by the undersigned.

Dated:                            , 2015

Signature

Name, typed or printed

Dated: , 2015

Signature

Name, typed or printed